AMENDMENT TO DISTRIBUTION AGREEMENT

The Distribution Agreement which is dated October 22, 2004, by and between Kansas City Life Insurance Company (“Insurer”), on its behalf and on behalf of each Separate Account identified in Schedule 1 thereto, and Sunset Financial Services, Inc., is hereby amended as follows:

Schedules 1 and 2 of the Distribution Agreement are hereby deleted and replaced with Schedules 1 and 2 which are attached to this Amendment.

All other terms and provisions of the Distribution Agreement shall remain in full force and effect.

Effective June 16, 2008

KANSAS CITY LIFE INSURANCE COMPANY

By:           /s/ William A. Schalekamp
William A. Schalekamp
Senior VP, General Counsel & Secretary

SUNSET FINANCIAL SERVICES, INC.

By:           /s/ Bruce Olberding
Bruce Olberding
President

Amended 06/16/08

SCHEDULE 1

VARIABLE CONTRACT	POLICY FORM	REGISTRATION STATEMENT	VARIABLE ACCOUNT
1. Kansas City Life Variable Life	J146	File No. 33-95354 811-9080	Kansas City Life Variable Life Separate Account

2. Century II Variable Annuity	J147	File No. 33-89984 811-8994	Kansas City Life Variable Annuity Separate Account

3. Kansas City Life Survivorship VUL	J150	File No. 333-25443 811-9080	Kansas City Life Variable Life Separate Account

4. Century II VUL Alliance Series	J155	File No. 333-49000 811-9080	Kansas City Life Variable Life Separate Account

5. Century II VA Affinity Series	J157	File No. 333-52290 811-8994	Kansas City Life Variable Annuity Separate Account

6. Century II Heritage Survivorship VUL	J158	File No. 333-69508 811-9080	Kansas City Life Variable Life Separate Account

7. Century II VA Freedom Series	J159	File No. 333-98805 811-8994	Kansas City Life Variable Annuity Separate Account

8. Century II VUL Accumulator Series	J176 J177	File No. 333-150926 811-9080	Kansas City Life Variable Life Separate Account

Schedule 2

Schedule of Sales Commissions

		Year 1	Year 2-7	Years 8+	Asset Trail
Accumulator Variable UL	target	67.500%	3.000%	0.000%	.20% of account value years 8+ (.05% paid quarterly)
	excess	2.700%	3.000%	0.000%
Alliance Variable UL	target	67.500%	3.000%	0.000%	.20% of account value years 2+ (.05% paid quarterly)
	excess	2.700%	3.000%	0.000%
Century II Variable UL	target	67.500%	4.500%	3.000%	NA
	excess	4.050%	4.500%	3.000%
Century II Variable Survivorship UL	target	67.500%	4.500%	3.000%	NA
	excess	4.050%	4.500%	3.000%
Heritage Variable Survivorship UL	target	67.500%	3.000%	0.000%	.20% of account value years 2+ (.05% paid quarterly)
	excess	2.700%	3.000%	0.000%

Affinity Variable Annuity	Option 1	4.050%	4.500%	2.000%	.25% of account value years 2+ (.0625% paid quarterly)
	Option 2	3.375%	3.750%	1.670%	.25% of account value yrs 2-7, .9% yrs 8+ (.0625% and .225% paid quarterly)
	Option 3	0.810%	0.900%	0.400%	.90% of account value years 2+ (.225% paid quarterly)

Century II Variable Annuity		4.200%	4.200%	2.000%	.25% of account value years 2+ (.0625% paid quarterly)

Freedom Variable Annuity		1.430%	1.650%	1.100%	1.00% of account value years 2+ (.25% paid quarterly)